UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 1, 2005

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-10684 (Commission File Number)	88-0173041 (IRS Employer Identification No.)

9295 Prototype Drive
Reno, Nevada 89521
(Address of principal executive offices) (Zip Code)

(775) 448-7777
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

At the annual meeting on March 1, 2005, International Game Technology (the Company) shareholders approved the following amendments to the 2002 Stock Incentive Plan (SIP), which were adopted by the board of directors on December 7, 2004, subject to shareholder approval:

ª	Increase in Aggregate Share Limit. An increase in the number of shares of our common stock that may be delivered pursuant to all awards granted under the SIP, other than awards granted to our non-employee directors, from 14,800,000 shares to 23,800,000 shares.

ª	Increase in and Amendment of Sub-Limit on Restricted Stock Awards and Stock Bonuses. An increase in the number of shares of our common stock that may be delivered pursuant to restricted stock awards and stock bonuses granted under the SIP for services rendered from 1,480,000 shares to 2,205,000 shares.

ª	Changes in Share-Counting Provisions. The SIP previously provided that shares exchanged by a participant as full or partial payment of the exercise or purchase price of any award granted under the SIP, as well as shares exchanged by a participant or withheld by the Company to satisfy any tax withholding obligations related to any award, were available for subsequent awards under the SIP. As amended, shares exchanged or withheld to pay the purchase or exercise price of an award or satisfy tax withholding obligations are not available for future grant purposes under the SIP. The SIP also previously provided that, upon exercise of a stock appreciation right, only shares actually delivered in respect of such exercise count against the SIP share limits. As amended, all underlying shares to which the exercise of a stock appreciation right relates will be counted against the applicable SIP share limits if the stock appreciation right is to be settled in a stock payment.

ª	Extension of Performance-Based Award Feature. One element of the SIP is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights expressly authorized under the SIP, which may also qualify as performance-based compensation for Section 162(m) purposes. The shareholder approval also constituted approval of the SIP for Section 162(m) purposes and extended the Performance-Based Award feature of the SIP through the first annual meeting of shareholders that occurs in 2010.

Item 8.01 Other Events

In a press release dated November 19, 2004 and in an Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, Report on Form 8-K dated November 19, 2004, the Company previously reported the plans of Mr. G. Thomas Baker to resign as a director and Chairman of the Board, a member of the Executive Committee, and an officer of the Company on March 1, 2005. On March 1, 2005, the Board of Directors of the Company accepted the resignation of Chairman G. Thomas Baker from such positions. The actions were confirmed during the Company’s annual shareholders meeting in Reno, NV.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

10.1	International Game Technology 2002 Stock Incentive Plan, as amended and restated March 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 4, 2005

INTERNATIONAL GAME TECHNOLOGY
By:	/s/ Maureen T. Mullarkey
Maureen T. Mullarkey
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	International Game Technology 2002 Stock Incentive Plan, as amended and restated March 1, 2005